EXHIBIT 5.1

                        [LETTERHEAD OF CORRERO FISHMAN HAYGOOD
                       PHELPS WEISS WALMSLEY & CASTEIX, L.L.P.]

                                    July 21, 1997


          MidSouth Bancorp, Inc.
          102 Versailles Blvd.
          Lafayette, LA   70501

          Ladies and Gentlemen:

               We have acted as  counsel for MidSouth Bancorp, Inc. (the
          "Company") in connection with its Registration Statement on Form S-3 (the "Registration Statement"), with respect to the proposed offering by MidSouth of up to 900,000 shares of MidSouth Common Stock, $.10 par value (the "Shares"), pursuant to the terms of the MidSouth Bancorp, Inc. Dividend Reinvestment and Stock Purchase Plan (the "Plan").

               As such counsel, we have examined and are familiar with the Company's Articles of Incorporation and By-laws (each as amended to date), the minutes of the meetings of its stockholders and directors, and its corporate stock records. In addition, we have made such investigations of law and have examined such certificates of public officials and officers of the Company and other documents and records as we have considered necessary for purposes of this opinion.

               We have assumed the genuineness of the signatures on and the authenticity of all documents submitted to us as originals and the conformity to original documents submitted to us as certified or photostatic copies. We also have relied upon the accuracy of the aforementioned certificates of public officials and, as to matters of fact, of officers of the Company. We have also relied on Company records and have assumed the accuracy and completeness thereof.

               We express no opinion as to the laws of any jurisdiction other than that of the Business Corporation Law of the State of Louisiana.

               Based on the foregoing, it is our opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

               We hereby consent to the use of this opinion  as  Exhibit
          5.1 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                         Yours sincerely,

                                         CORRERO FISHMAN HAYGOOD PHELPS
                                         WEISS WALMSLEY & CASTEIX, L.L.P.